                                   EXHIBIT 21

                         LIST OF OPERATING SUBSIDIARIES

NAME OF COMPANY                                               JURISDICTION OF ORGANIZATION
---------------                                               ----------------------------
Cannondale Europe B.V.......................................      Netherlands
Cannondale Japan KK.........................................         Japan
Cannondale Australia Pty Limited............................       Australia